UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)   June 22, 2005

THE CHUBB CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	1-8661	13-2595722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Mountain View Road, P.O. Box 1615, Warren, New Jersey

07061-1615

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code    (908) 903-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On June 22, 2005, The Chubb Corporation (the “Corporation”) entered into a $500 million five-year revolving credit agreement (the “Credit Agreement”) with a syndicate of financial institutions, including Deutsche Bank AG New York Branch, as administrative agent, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as joint lead arrangers, Citicorp USA, Inc., as syndication agent, and The Bank of New York and Wachovia Bank, National Association, as documentation agents.  The Credit Agreement replaced and consolidated the Corporation’s existing $250 million Amended and Restated Short Term Credit Agreement, dated as of June 23, 2004 and the existing $250 million Medium Term Credit Agreement, dated as of June 28, 2002.

The Credit Agreement provides for up to $500 million of unsecured credit.  The interest rates applicable to loans under the Credit Agreement are generally based on the administrative agent’s base rate plus a specified margin, the Eurodollar rate plus a specified margin or money market auction rates.  The Corporation will pay a facility fee and, for any date on which advances exceed 50% of commitments, a utilization fee.  The applicable margin and the facility fee vary based upon the Corporation’s long-term senior unsecured non-credit-enhanced debt ratings.

Pursuant to covenants in the Credit Agreement, the Corporation must maintain consolidated shareholder’s equity (adjusted to exclude the effect of Statement of Financial Accounting Standards No. 115) of not less than $5.6 billion.  In addition, the Credit Agreement contains other customary restrictive covenants as well as certain customary events of default.  The Credit Agreement will expire on the earlier of (a) June 22, 2010 and (b) the date of termination in whole of the commitments upon an optional termination of the commitments by the Corporation or upon an event of default.  Borrowings under the Credit Agreement may be used for general corporate purposes of the Corporation.  Pursuant to the terms of the Credit Agreement, the Corporation has an option to request an increase in the credit available under the Credit Agreement, no more than twice per year, up to a maximum facility amount of $750 million, subject to the satisfaction of certain conditions and the agreement of the existing lenders or new lenders to such increased commitment.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE CHUBB CORPORATION

Date:	June 23, 2005	By:	/s/ W. Andrew Macan
			Name:	W. Andrew Macan
			Title:	Vice President, Corporate Counsel and Secretary